UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

TransCommunity Financial Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4235 Innslake Drive, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As reported on TransCommunity Financial Corporation’s (“TransCommunity” or the “Company”) Form 8-K filed on December 19, 2005, William C. Wiley, TransCommunity’s Chief Executive Officer, will step down from that position effective December 31, 2005. Additionally, Mr. Wiley also will step down from the Company’s Board of Directors on the same date.

TransCommunity has entered into a Separation Agreement and General Release (the “Agreement”) with Mr. Wiley on December 19, 2005. Pursuant to the Agreement, Mr. Wiley will receive a severance payment equal to one year’s base salary ($160,000), the remaining unvested 15,000 shares of a 25,000 restricted stock award will become fully vested, and he will forfeit all of his 35,850 vested but unexercised stock options for shares of the Company’s common stock. Mr. Wiley’s severance payments will be expensed by the Company in the fourth quarter of 2005.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement and General Release between TransCommunity Financial Corporation and William C. Wiley, dated December 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION (Registrant)

/s/ Bruce B. Nolte
Bruce B. Nolte President

Date: December 20, 2005